Exhibit 32.2
Certification
Pursuant to Section 1350 of Chapter 63 of Title 18 of the
United States Code as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
In connection with the filing of the Annual Report on Form 10-K of L3Harris Technologies, Inc. (“L3Harris”) for the fiscal year ended December 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Michelle L. Turner, Senior Vice President and Chief Financial Officer of L3Harris, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of L3Harris as of the dates and for the periods expressed in the Report.

Date: February 24, 2023	/s/ Michelle L. Turner
	Name:	Michelle L. Turner
	Title:	Senior Vice President and Chief Financial Officer